Page 22 of 110 Pages

















                             SHAREHOLDERS AGREEMENT


                           Dated as of August 19, 2003


                                between and among


                              Golden Telecom, Inc.,


                              Alfa Telecom Limited,


                           Nye Telenor East Invest AS,


                                 OAO Rostelecom,


    Capital International Global Emerging Markets Private Equity Fund, L.P.,


                           Cavendish Nominees Limited


                                       and


                          First NIS Regional Fund SICAV

                                                            Page 23 of 110 Pages



                                        i

                                TABLE OF CONTENTS


1.    DEFINITIONS AND INTERPRETATION...........................................1
   1.1      DEFINITIONS........................................................1
   1.2      INTERPRETATION.....................................................8

2.    REPRESENTATIONS AND WARRANTIES...........................................9
   2.1      REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS.................9
   2.2      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................10

3.    CERTAIN CORPORATE MATTERS...............................................12
   3.1      NOMINATION AND REMOVAL OF DIRECTORS...............................12
   3.2      DISCLOSURE OF INTERESTS...........................................16
   3.3      SPECIAL TRANSACTION PROCEDURES....................................16
   3.4      PURCHASE RIGHTS OF SHAREHOLDERS...................................17
   3.5      TENDER OFFERS.....................................................19
   3.6      BUSINESS COMBINATION..............................................19
   3.7      COMPLIANCE WITH SECURITIES LAWS...................................20

4.    TRANSFERS...............................................................20
   4.1      GENERAL...........................................................20
   4.2      TRANSFERS TO PERMITTED TRANSFEREES................................20
   4.3      RIGHT OF FIRST OFFER..............................................20
   4.4      TELENOR'S AND ALFA'S TAG ALONG RIGHTS.............................22
   4.5      OTHER SHAREHOLDERS' TAG ALONG RIGHTS..............................22
   4.6      PURCHASES FROM BARINGS OR CIG.....................................23
   4.7      OTHER TRANSFER-RELATED PROVISIONS.................................23
   4.8      PLEDGES...........................................................24

5.    OTHER ARRANGEMENTS......................................................26

6.    TERM AND TERMINATION....................................................26

7.    MISCELLANEOUS...........................................................27
   7.1      SPECIFIC PERFORMANCE..............................................27
   7.2      WAIVERS; REMEDIES.................................................27
   7.3      AMENDMENTS........................................................27
   7.4      NO ASSIGNMENT; BINDING EFFECT; NO THIRD PARTY BENEFICIARIES.......28
   7.5      SEVERABILITY......................................................28
   7.6      FURTHER ASSURANCES................................................28
   7.7      ENTIRE AGREEMENT..................................................28
   7.8      NOTICES...........................................................28
   7.9      GOVERNING LAW.....................................................32
   7.10     ARBITRATION; WAIVER OF SOVEREIGN IMMUNITY.........................32
   7.11     COUNTERPARTS; LANGUAGE............................................34


SCHEDULES AND EXHIBITS
SCHEDULE 1 - SHARES HELD BY SHAREHOLDERS AS OF EFFECTIVE DATE
SCHEDULE 2.1(d) - CONSENTS AND APPROVALS OF SHAREHOLDERS
SCHEDULE 2.1(h) - LIENS
SCHEDULE 2.1(i) - EXCEPTIONS TO SOLE POWER OF DISPOSITION OF SHAREHOLDERS

                                                            Page 24 of 110 Pages

SCHEDULE 2.2(e) -CONSENTS AND APPROVALS OF COMPANY
EXHIBIT A - FORM OF ENDORSEMENT
                                       ii

                                                            Page 25 of 110 Pages





SHAREHOLDERS AGREEMENT dated as of August 19, 2003 (this "Agreement") between and among Golden Telecom, Inc., a corporation organized under the laws of the State of Delaware, United States of America (the "Company"), Alfa Telecom Limited, a company organized under the laws of the British Virgin Islands ("Alfa"), Nye Telenor East Invest AS, a company organized under the laws of Norway ("Telenor"), OAO Rostelecom, an open joint stock company organized under the laws of the Russian Federation ("RTK"), Capital International Global Emerging Markets Private Equity Fund, L.P., a limited partnership organized under the laws of the State of Delaware, United States of America ("CIG"), Cavendish Nominees Limited, a limited liability company organized under the laws of Guernsey ("Cavendish"), and First NIS Regional Fund SICAV, a private institutional fund organized under the laws of Luxembourg ("First NIS" and together with Cavendish, collectively, "Barings").


                                   WITNESSETH


         WHEREAS, Alfa, RTK, CIG and Barings currently hold shares of Common Stock (as defined below);


         WHEREAS, under the Share Exchange Agreement dated as of the date hereof between Telenor and the Company (the "Share Exchange Agreement"), Telenor will acquire shares of Common Stock;


         WHEREAS, a condition to the obligations of Telenor and the Company under the Share Exchange Agreement is that the Company and the Shareholders enter into this Agreement; and


         WHEREAS, Alfa, Telenor, RTK, CIG, Barings and the Company wish to enter into this Agreement in respect of certain matters of corporate governance, including the composition of the board of directors of the Company and the conduct of the affairs of the Company, and the other matters described herein.


         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:


1.       DEFINITIONS AND INTERPRETATION

1.1      Definitions

         As used in this Agreement, the following terms shall have the following meanings:


         "Action" means any legal, administrative, governmental or regulatory proceeding or other action, suit, proceeding, claim, arbitration, mediation, alternative dispute resolution procedure, inquiry or investigation by or before any Governmental or Regulatory Authority.


         "Adjustment Percentage" means (a) in the case of any Shareholder who, as at the Effective Date, is entitled to designate three (3) Directors, thirty percent (30%) of all of the issued and outstanding shares of Voting Stock and
(b) in the case of any Shareholder who, as at the Effective Date, is entitled to designate two (2) Directors, ten percent (10%) of all of the issued and outstanding shares of Voting Stock.

                                                            Page 26 of 110 Pages


         "Affected Shareholder" has the meaning specified in Section 3.1(d).


         "Affiliate" means, with respect to any Person, any other Person who directly or indirectly controls, or is under common control with, or is controlled by, such Person, including, if such Person is an individual, any relative or spouse of such Person, or any relative of such spouse of such Person, any one of whom has the same home as such Person, and also including any trust or estate for which any such Person or Persons specified herein, directly or indirectly, serves as a trustee, executor or in a similar capacity (including, without limitation, any protector or settlor of a trust) or in which any such Person or Persons specified herein, directly or indirectly, has a substantial beneficial interest, and any Person who is controlled by any such trust or estate; provided always that, in the case of CIG, an Affiliate of CIG shall include only those Affiliates in which Capital International, Inc. holds, directly or indirectly, through one or more intermediaries, more than a majority of the outstanding economic ownership interests of that Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means, with respect to any Person, the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a Person.


         "Agreement" has the meaning specified in the preamble hereto.


         "Alfa" has the meaning specified in the preamble hereto.


         "ARCO"  means the  Agency  for  Restructuring  of Credit  Organizations
(Agenstvo  po   Restruckturizatzii   Kreditnykh   Organizaziy)  of  the  Russian
Federation.


         "Assets and Properties" means, with respect to any Person, all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, used, operated, owned or leased by such Person, including, without limitation, cash, cash equivalents, investments, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and intellectual property.


         "Authorization" means any consent, permission, waiver, allowance, novation, authorization, declaration, filing, registration, notification, application, license, permit, certificate, variance, exemption, franchise or other approval issued, granted, given or otherwise made available by, or required to be filed with, any Governmental or Regulatory Authority or pursuant to any law.


         "Barings" has the meaning specified in the preamble hereto.


         "Board" means the board of directors of the Company.


         "Business" means fixed mobile, consumer and business Internet access, CDMA, data, Internet Protocol and other similar telecommunications businesses, but excluding mobile, mobile Internet and satellite telecommunications businesses.


         "Business Combination" has, in relation to the Company, the meaning specified in Section 203(c)(3) of the DGCL.

                                                            Page 27 of 110 Pages


         "Business Day" means a day other than a Saturday, a Sunday or any day on which banks located in Moscow, Russia, Oslo, Norway, London, England or New York, New York are authorized or obliged to close.


         "Cavendish" has the meaning specified in the preamble hereto.


         "Change of Control" means, with respect to any Shareholder or any Controlling Person of such Shareholder, (a) the sale or other disposition of all or substantially all of such Shareholder's or such Controlling Person's Assets and Properties, in one or a series of related transactions, to any Person or Persons (other than a Controlling Person of such Shareholder or any Controlled Affiliate or Controlled Affiliates of such Controlling Person), (b) the sale or other disposition of more than fifty percent (50%) of the securities having ordinary voting power for the election of directors or other governing body of such Shareholder or Controlling Person, in one or a series of related transactions, to any Person or Persons (other than a Controlling Person of such Shareholder or any Controlled Affiliate or Controlled Affiliates of such Controlling Person), (c) the merger or consolidation of such Shareholder or Controlling Person with or into another Person or the merger of another Person into such Shareholder or Controlling Person with the effect that any Person or Persons other than the existing shareholders of such Shareholder or Controlling Person prior to such transaction own or control, directly or indirectly, more than fifty (50%) of the securities having ordinary voting power for the election of directors or other governing body of the Person surviving such merger, or the Person resulting from such consolidation or (d) the liquidation or dissolution of such Shareholder or Controlling Person; provided, however, that a Change of Control shall not include (i) a bona fide underwritten public offering of the capital stock of such Shareholder or any Controlling Person of such Shareholder, or (ii) for purposes of Article 4, any of (A) the sale of all or substantially all of the assets of Telenor ASA, Telenor Communication AS or Telenor Business Solutions AS, (B) the sale of more than fifty percent (50%) of the securities having ordinary voting power for the election of directors or other governing body of Telenor ASA, Telenor Communication AS or Telenor Business Solutions AS,
(C) the liquidation or dissolution of Telenor ASA, Telenor Communication AS or Telenor Business Solutions AS, (D) any merger, consolidation, divestiture or de-merger to which Telenor ASA, Telenor Communication AS or Telenor Business Solutions AS is a party, or (E) the transfer of more than fifty percent (50%) of the issued and outstanding shares of OAO Svyazinvest to any Person other than a Shareholder or an Affiliate of a Shareholder.


         "CIG" has the meaning specified in the preamble hereto.


         "Common Stock" means the Company's common stock, par value $0.01 per share, as the same may be constituted from time to time.


         "Company" has the meaning specified in this preamble hereto.


         "Controlled Affiliate" means, with respect to any Person, any Affiliate of such Person in which such Person owns or controls, directly or indirectly, more than fifty percent (50%) of the securities having ordinary voting power for the election of directors or other governing body thereof or more than fifty percent (50%) of the partnership or other ownership interests therein (other than as a limited partner).


         "Controlling Person" means, with respect to any Person, any other Person which owns or controls, directly or indirectly, more than fifty percent (50%) of the securities having

                                                            Page 28 of 110 Pages

ordinary voting power for the election of directors or other governing body of such first Person or more than fifty percent (50%) of the partnership or other ownership interests therein (other than as a limited partner of such first Person).


         "Co-Sale Notice" has the meaning specified in Section 4.4(a).


         "Designation Table" means the table set out in Section 3.1(i).


         "DGCL" means the General Corporation Law of the State of Delaware.


         "Director" means a member of the Board.


         "Direct or Indirect Financial Interest" means, with respect to any Director, a financial benefit to (a) such Director, (b) any Affiliate of such Director, (c) such Director's employer or any of its Controlling Persons or Affiliates or (d) the Shareholder who has designated such Director as a member of the Board or any of its Controlling Persons or Affiliates.


         "Disinterested Director" means (a) for purposes of Sections 3.4 and 4.2(b), any Director who does not have a Direct or Indirect Financial Interest in the matter subject to consideration by the Board and (b) for purposes of
Section 3.6, any Director who is neither an officer nor an employee of the Company, nor a Person employed, designated as a member of the Board or otherwise controlled by or under common control with a Shareholder or any of its Controlling Persons or Affiliates at the time such Shareholder or any of its Controlling Persons or Affiliates proposes to engage in a Business Combination with the Company.


         "Endorsement" means an endorsement to this Agreement in the form of Exhibit A.


         "Effective Date" means the latter to occur of (a) the date on which the board of directors of RTK has ratified and approved RTK's execution of this Agreement and the other Principal Agreements to which RTK is a party and (b) the date on which the Closing under (and as defined in) the Share Exchange Agreement has occurred.


         "Enforcement Action" has the meaning specified in Section 4.8(b)(i).


         "Enforcement Notice" has the meaning specified in Section 4.8(b)(i).


         "Equity Plan" means the 1999 Equity Plan of the Company, as amended on June 26, 2001, and as otherwise amended from time to time, and any other equity participation plan approved by the Company's stockholders.


         "Existing Shareholders Agreement" means the Shareholders Agreement dated as of September 5, 2002 between and among GTI, Alfa, RTK, CIG and Barings.


         "Fair Market Value" means, as of the date of determination thereof, the average of the Market Prices for the shares of Voting Stock for the thirty (30) trading days immediately preceding such date of determination.


         "Financial Expert" has the meaning specified in the Marketplace Rules and the relevant rules of the SEC, in each case, as interpreted by the Board.


         "First NIS" has the meaning specified in the preamble hereto.

                                                            Page 29 of 110 Pages


         "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, arbitral panel or tribunal, legislature, government, ministry, committee, inspectorate, authority, agency, commission, official or other competent authority of any country or state, as well as any county, city or other political subdivision of any of the foregoing.


         "Inclusion Notice" has the meaning specified in Section 4.5(b).


         "Inclusion Right" has the meaning specified in Section 4.5(c).


         "Independent Director" has the meaning specified in the Marketplace Rules and the relevant rules of the SEC, in each case, as interpreted by the Board.


         "Initial Period" means the period commencing on the Effective Date and ending on the second anniversary thereof.


         "Initiating Directors" has the meaning specified in Section 3.3(a).


         "Initiation Notification" has the meaning specified in Section 3.3(b).


         "Jointly Designated Director" has the meaning specified in Section 3.1(a)(ii).


         "Lien" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale contract, title retention contract or other contract to grant any of the foregoing.


         "Market Price" means the price of one share of Voting Stock on the relevant date, determined (a) on the basis of the last reported sale price regular way on the Nasdaq National Market or (b) if there is no such reported sale price on such day, on the basis of the average of the reported closing bid and asked prices regular way on the Nasdaq National Market.


         "Marketplace Rules" means the National Association of Securities Dealers Marketplace Rules.


         "New Securities" has the meaning specified in Section 3.4(a).


         "Non-Pledging Shareholder" has the meaning specified in Section 4.8(a).


         "Offer" means a bona fide offer (whether or not solicited) to purchase Shares owned by Alfa or Telenor that Alfa or Telenor, as applicable, desires to accept.


         "Offer Notice" has the meaning specified in Section 4.3(a).


         "Offered Shares" has the meaning specified in Section 4.3(a).


         "Offering Shareholder " has the meaning specified in Section 4.4(a).


         "Parties" means the Company, Alfa, Telenor, RTK, CIG, Cavendish and First NIS.


         "Permitted Transferee" means, with respect to any Shareholder, any Controlling Person of such Shareholder, or any Controlled Affiliate of any such Controlling Person or Shareholder; provided that, (a) in the case of Cavendish, Baring Vostok Private Equity Fund, L.P.1, Baring Vostok Private Equity Fund, L.P.2, Baring Vostok Private Equity Fund L.P.3,

                                                            Page 30 of 110 Pages


Baring Vostok Fund Co-Investment L.P., the NIS Restructuring Facility and First NIS Regional Fund SICAV shall also constitute Permitted Transferees and (b) in the case of RTK, if the conditions specified in Section 4.2(b) have been satisfied (as determined by a majority of the Disinterested Directors, in their sole discretion), any RTK Transferee shall also constitute a Permitted Transferee.


         "Person" means any natural person, corporation, partnership, limited liability company, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority, whether incorporated or unincorporated.


         "Pledged Shares" has the meaning specified in Section 4.8(a).


         "Pledgee" has the meaning specified in Section 4.8.


         "Pledge Co-Sale Notice" has the meaning specified in Section 4.8(c).


         "Pledge Notice" has the meaning specified in Section 4.8(a).


         "Pledging Shareholder" has the meaning specified in Section 4.8.


         "Principal  Agreements"  means  this  Agreement,   the  Share  Exchange
Agreement, the Standstill Agreement and the Registration Rights Agreement.


         "Proposed Resolution" has the meaning specified in Section 3.3(a).


         "Public Sale" means a non-directed sale of shares effected through a secondary offering or other transaction on the Nasdaq National Market or another stock exchange of recognized international standing, including, without limitation, any sale pursuant to Rule 144 under the United States Securities Act of 1933, as amended, or any sale or exchange pursuant to a Tender Offer.


         "Purchase Offer" has the meaning specified in Section 4.3(b).


         "Purchasing Shareholder" has the meaning specified in Section
4.8(b)(ii).


         "Receiving Shareholder" has the meaning specified in Section 4.4(a).


         "Reconciliation Procedure" has the meaning specified in Section 3.3(a).


         "Reconciliation Termination Date" has the meaning specified in Section 3.3(c).


         "Registration Rights Agreement" means the Registration Rights Agreement dated as of the date hereof between the Company and the Shareholders.


         "Right Holders" means, collectively, Alfa, Telenor and RTK, and, individually, any of them.


         "RTK" has the meaning specified in the preamble hereto.


         "RTK Transferees"  means RTC-Leasing OJSC,  RosTeleComLeasing  (Cyprus)
Limited,   RosTeleComLeasing   Ltd.,   Zurich  and  Russian   Telecommunications
Development Corporation.

                                                            Page 31 of 110 Pages


         "SEC" means the United States Securities and Exchange Commission.


         "Share Exchange Agreement" has the meaning specified in the second recital hereto.


         "Shareholders" means Alfa, Telenor, RTK, CIG and Barings and, following a Transfer to a Permitted Transferee, such Permitted Transferee.


         "Shares" means shares of Common Stock or other capital stock of the Company, whether or not authorized, or any option, right, subscription, warrant, phantom stock right or other contract right to receive shares of Common Stock or such other capital stock, or any bonds, notes, debentures or other securities of any kind whatsoever, that are, or may become, convertible into or exchangeable or exercisable for, shares of Common Stock or other capital stock of the Company.


         "Significant Selling Shareholder" has the meaning specified in Section 4.3(a).


         "Significant Shareholder" means any Shareholder and its Affiliates, (or, if a group of Shareholders and their respective Affiliates are selling to a single purchaser or a group of affiliated purchasers in a transaction or series of transactions, such group of Shareholders and their respective Affiliates), who, on the date of delivery of an Offer Notice in accordance with Section 4.3 (and before giving effect to the Transfer referred to in such Offer Notice), own(s) ten percent (10%) or more of the issued and outstanding shares of Voting Stock; provided that no Shareholder, group of Shareholders and/or their respective Affiliates shall be permitted to avoid compliance with Section 4.3 through a series of sales to the same purchaser or one or more purchasers who are Affiliates of one another.


         "Special Consultant" has the meaning specified in Section 3.3(i).


         "Special Meeting" has the meaning specified in Section 3.3(d).


         "Special Meeting Notification" has the meaning specified in Section 3.3(d).


         "Special Transaction" has the meaning specified in Section 3.3(h).


         "Standstill Agreement" means the Standstill Agreement dated as of the date hereof between and among the Company and the Shareholders.


         "Subsidiary" means, with respect to any Person, any other Person in which such Person owns or controls, directly or indirectly, more than fifty percent (50%) of the securities having ordinary voting power for the election of directors or other governing body thereof or more than fifty percent (50%) of the partnership or other ownership interests therein (other than as a limited partner).


         "Tag Along Notice" has the meaning specified in Section 4.4(b).


         "Telenor" has the meaning specified in the preamble hereto.


         "Tender Offer" means an offer made by a Shareholder or any of its Affiliates in accordance with Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, to purchase any and all of the issued and outstanding shares of the Company, which, subject to Section 3.5(a)(i) and (ii), is accepted by

                                                            Page 32 of 110 Pages

stockholders holding a simple majority of the issued and outstanding shares of Voting Stock (excluding any shares of Voting Stock held by such Shareholder and its Affiliates).


         "Third Party Investor" means (a) for purposes of Section 3.5, any Person who has made a filing with the SEC on Schedule 13D or Form TO with respect to the acquisition of shares of capital stock of the Company (whether actual or proposed), other than (i) a Shareholder or any Affiliate of any Shareholder or (ii) any Person acting for, on behalf of, for the benefit of, or together with, any Shareholder or any Affiliate of any Shareholder and (b) for purposes of Section 4.4(b), any Person other than a Shareholder or any Affiliate of any Shareholder.


         "Third Party Offer" has the meaning specified in Section 4.5(a).


         "Third Party Pledge Agreement" has the meaning specified in Section 4.8(a).


         "Threshold Shareholder" means, as at any date of determination, any Shareholder who, on such date, owns fifteen percent (15%) or more of the issued and outstanding shares of Voting Stock.


         "Transfer" means any direct or indirect sale, exchange, transfer (including, without limitation, any transfer by gift or operation of law, or any transfer of an economic interest in any derivative security of any Share), assignment, distribution or other disposition, or issuance or creation of any option or any voting proxy, voting trust or other voting agreement in respect of any Person or instrument (including, without limitation, any of the Shares), whether in a single transaction or a series of related transactions, including, without limitation, (a) the direct or indirect enforcement or foreclosure of any Lien or (b) any Change of Control.


         "UNCITRAL Rules" has the meaning specified in Section 7.10.


         "Voting Stock" has, in relation to the Company, the meaning specified in Section 203(c)(8) of the DGCL, as in effect on the date hereof.


1.2      Interpretation

         Unless the context of this Agreement otherwise requires, the following rules of interpretation shall apply to this Agreement:

         (a) the singular shall include the plural, and the plural shall include the singular;

         (b) words of any gender shall include the other gender;

         (c) the words "hereof", "herein", "hereby", "hereto" and similar words refer to this entire Agreement and not to any particular Section or any other subdivision of this Agreement;

         (d) a reference to any "Article ", "Section", "Schedule" or "Exhibit" is a reference to a specific Article or Section of, or Schedule or Exhibit to, this Agreement;

         (e) a reference to any law, statute, regulation, notification or statutory provision shall include any amendment, modification or re-enactment thereof, any regulations

                                                            Page 33 of 110 Pages

promulgated thereunder from time to time, and any interpretations thereof from time to time by any regulatory or administrative authority;

         (f) a reference to any agreement, instrument, contract or other document shall include any amendment, amendment and restatement, supplement or other modification thereto; and

         (g) a reference to any Person shall include such Person's successors and permitted assigns under any agreement, instrument, contract or other document.

2.       REPRESENTATIONS AND WARRANTIES

2.1      Representations and Warranties of the Shareholders

         Each Shareholder party hereto on the date hereof hereby represents and warrants to the Company and the other Shareholders as of the Effective Date (and each Person who becomes a party to this Agreement after the Effective Date by executing an Endorsement shall be deemed to have represented and warranted to the Company and the other Shareholders as of the date on which such Person executes such Endorsement) that:

         (a) Such Shareholder is duly organized and validly existing as a legal entity under the laws of its jurisdiction of organization, with full power and authority to execute, deliver and perform its obligations under the Principal Agreements to which it is a party and to consummate the transactions contemplated thereby, and is not required to be qualified as a foreign corporation or other entity authorized to do business in any other jurisdiction in which its failure to be so qualified would have a material adverse effect on its ability to execute and deliver or perform its obligations under such Principal Agreements.

         (b) The Principal Agreements to which such Shareholder is a party have been duly and validly authorized, executed and delivered by such Shareholder and constitute the legal, valid and binding obligations of such Shareholder, enforceable against such Shareholder in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and by general equitable principles (whether applied by a court of law or equity).

         (c) The execution, delivery and performance by such Shareholder of the Principal Agreements to which it is a party, compliance by such Shareholder with all of the provisions thereof and the consummation by such Shareholder of the transactions contemplated thereby will not:

               (i) conflict with or constitute a breach of any of the terms or provisions of, or a default under, such Shareholder's constitutive documents;

               (ii) conflict with or constitute a breach of any covenant, agreement, understanding or Authorization to which such Shareholder is a party or by which such Shareholder or any of its Assets and Properties is bound; or

               (iii) violate or conflict with any law applicable to such Shareholder or any of its Assets and Properties.

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                                                            Page 34 of 110 Pages



         (d) Except as specified in Schedule 2.1(d), the execution, delivery and performance by such Shareholder of the Principal Agreements to which it is a party, the compliance by such Shareholder with all of the provisions thereof and the consummation by such Shareholder of the transactions contemplated thereby will not require any consent, approval, Authorization, other order or action of, filing with or notice to any Governmental or Regulatory Authority.

         (e) (i) There is no Action pending to which such Shareholder is a party or to which any of the Shares it owns or controls, beneficially or otherwise, is subject, which will result in, or could reasonably be expected to result in, the issuance of an order which (A) questions the validity of any of the Principal Agreements or any action taken or to be taken pursuant thereto, (B) restrains, enjoins or otherwise prohibits or makes illegal consummation of any of the transactions contemplated by any of the Principal Agreements, or (C) would, or would reasonably be expected to, result in the issuance of an order which materially adversely affects the ability of such Shareholder to perform its obligations thereunder, (ii) to the knowledge of such Shareholder, no such Action is threatened, and (iii) there are no facts or circumstances known to such Shareholder that would be expected to give rise to any such Action.

         (f) Such Shareholder is the record holder and beneficial owner of the Shares described opposite such Shareholder's name on Schedule 1 (or in the Endorsement executed by such Shareholder).

         (g) Such Shares constitute the only shares of capital stock of the Company owned of record or beneficially by such Shareholder.

         (h) Except as specified in the Principal Agreements and Schedule 2.1(h), such Shareholder has sole power of disposition and sole voting power with respect to all such Shares, with no restrictions on such rights, other than such restrictions on Transfers as arise under applicable United States federal securities laws and the terms and conditions of the Principal Agreements.

         (i) Except as specified in the Principal Agreements and Schedule 2.1(i), such Shares are held free and clear of all Liens, proxies, voting trusts or agreements, understandings or arrangements whatsoever, except for those arising under the Principal Agreements.

         (j) Except for the Principal Agreements and the agreements terminated pursuant to the Termination Agreement, neither such Shareholder nor any of its Affiliates has entered into any agreement, arrangement or understanding with (i) any one or more of the Shareholders or any of their respective Affiliates with respect to matters relating to the Company, its management or any Shares or (ii) the Company, any of its Affiliates or management.


2.2      Representations and Warranties of the Company


         The Company hereby represents and warrants to the Shareholders as of the Effective Date that:

                                                            Page 35 of 110 Pages


         (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to execute, deliver and perform its obligations under the Principal Agreements and to consummate the transactions contemplated thereby, and is not required to be qualified as a foreign corporation or other entity authorized to do business in any other jurisdiction in which its failure to be so qualified would have a material adverse effect on its ability to execute and deliver or perform its obligations under such Principal Agreements.


         (b) The execution and delivery by the Company of the Principal Agreements and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company, subject to obtaining the approval of the Company's stockholders. The Principal Agreements have been duly and validly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and by general equitable principles (whether applied by a court of law or equity).

         (c) The Board, by resolutions duly adopted by unanimous vote at a meeting duly called and held and not subsequently rescinded or modified in any way, has (i) duly determined that the Principal Agreements are advisable and fair to and in the best interests of the Company and its stockholders and (ii) approved the Principal Agreements.

         (d) The execution, delivery and performance by the Company of the Principal Agreements, compliance by the Company with all of the provisions thereof and the consummation by the Company of the transactions contemplated thereby will not:

               (i) conflict with, or constitute a breach of, any of the terms or provisions of the Company's certificate of incorporation or bylaws;

               (ii) conflict with, or constitute a breach of, any covenant, agreement, understanding or Authorization to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective Assets and Properties is bound; or

               (iii) violate or conflict with any order or law applicable to the Company, any of its Subsidiaries or any of their respective Assets and Properties.

         (e) Except as specified in Schedule 2.2(e), the execution, delivery and performance by the Company of the Principal Agreements, the compliance by the Company with all of the provisions thereof and the consummation by the Company of the transactions contemplated thereby will not require any consent, approval, Authorization or other order of any Governmental or Regulatory Authority.

         (f) (i) There is no Action pending to which the Company is a party, or to which any of its Assets and Properties is subject, which will result in, or could reasonably be expected to result in, the issuance of an order which (A) questions the validity of any of the Principal Agreements or any action taken or to be taken pursuant thereto, (B) restrains, enjoins or otherwise prohibits or makes illegal consummation of any of the transactions contemplated by any of the Principal Agreements, or (C) would, or would reasonably be

                                                            Page 36 of 110 Pages

expected to, result in the issuance of an order which materially adversely affects the ability of the Company to perform its obligations thereunder, (ii) to the knowledge of such the Company, no such Action is threatened, and (iii) there are no facts or circumstances known to the Company that would be expected to give rise to any such Action.


3.       CERTAIN CORPORATE MATTERS

3.1      Nomination and Removal of Directors

         (a) Until such date as the Board shall, in accordance with the certificate of incorporation and by-laws of the Company, determine otherwise, the Board shall consist of ten (10) Directors. Subject to Section 3.1(e) and
(f), the Company and each Shareholder agree that each of them shall take all action necessary from time to time (including, without limitation, the voting of Shares, the execution of written consents, the calling of special meetings, the removal of directors, the filling of vacancies on the Board, the waiving of notice of and attendance at meetings, the amendment of the Company's by-laws and committee charters and the like) necessary to:

               (i) subject to Section 3.1(k), maintain a sufficient number of Independent Directors and Independent Directors who are Financial Experts on the Board to satisfy the standards for audit committees and Independent Directors and other requirements for board composition as are set forth in the Marketplace Rules and in any other applicable law, rule or regulation; and

               (ii)  commencing on the  Effective  Date and until the earlier of
         (x) the end of the Initial Period and (y) with respect to any Shareholder, the date on which such Shareholder's Board membership is adjusted pursuant to Section 3.1(e) through (i) (inclusive), maintain the membership on the Board of:

               (A) three Directors designated by Alfa;

               (B) two Directors designated by Telenor;

               (C) two Directors designated by RTK (one of whom shall be an Independent Director);

               (D) one Director designated by CIG (who shall be an Independent Director);

               (E)  one  Director   designated  by  Barings  (who  shall  be  an
         Independent Director); and

               (F) one Director (who shall be an Independent Director and, if at such time there is no other Director who is a Financial Expert, a Financial Expert) designated by the Directors sitting on the Board on the date of the Board meeting at which the Board adopts the resolutions concerning the annual meeting of stockholders of the Company, including the resolution in which the Board nominates individuals to stand for election as Directors for the year following the annual meeting of stockholders, (the "Jointly Designated Director"); and

                                                            Page 37 of 110 Pages


                  (iii) to the extent permitted by the Marketplace Rules and at the election of each Threshold Shareholder, permit a Person designated by such Threshold Shareholder (who need not be a Director) to attend all meetings of the audit committee of the Board as an observer (it being understood that, notwithstanding the foregoing, such observer(s) shall have no right to attend any audit committee meeting (or any portion thereof) if the audit committee has, in its sole discretion, declined to permit such attendance); provided, however, that any such observer shall have entered into a confidentiality agreement in form and substance satisfactory to the Board.


         (b) If any Shareholder gives notice at any time to the Company and the other Shareholders that any individual then serving as a Director designated by such Shareholder is no longer such Shareholder's designee, then such Shareholder, the Company and the other Shareholders shall take all such actions as are necessary to remove such Director.


         (c) If any Independent Director or Financial Expert at any time during his or her term ceases to meet the criteria for an Independent Director or Financial Expert, as the case may be, as set forth in the Marketplace Rules, the Company and the Shareholders shall, to the extent requested by the Board, take all such actions as are necessary to remove such Director.

         (d) If a Director designated by a Shareholder (an "Affected Shareholder") dies, resigns, or is removed as a Director pursuant to Section 3.1(b) or (c), then the Company, the Affected Shareholder and the other Shareholders shall take all such actions as are necessary to elect as a Director an individual designated by the Affected Shareholder, provided that, if any Independent Director (or a Person who has ceased to meet the definition of Independent Director) dies, resigns or is removed, as the case may be, such Independent Director (or such Person who has ceased to meet the definition of Independent Director) shall be replaced by another Independent Director.

         (e) If on any date during the Initial Period (A) Barings or CIG, as the case may be, owns less than three percent (3%) of all of the issued and outstanding shares of Voting Stock, the right of Barings or CIG, as the case may be, to continued Board representation under this Agreement and the obligations of Barings or CIG, as the case may be, under Section 3.1(a) through (d) and
Section 3.1(k) shall terminate, and, within three (3) Business Days after such date, Barings or CIG, as the case may be, shall cause its designee to resign as a Director, or, if such designee does not resign, the Shareholders and the Company shall take such actions as may be necessary to remove such Director or
(B) the Director designated by Barings or CIG, as the case may be, resigns and Barings or CIG, as the case may be, shall not have designated a replacement within ten (10) Business Days following such resignation, the right of Barings or CIG, as the case may be, to continued Board representation under this Agreement and obligations of Barings or CIG, as the case may be, under Section 3.1(a) through (d) and Section 3.1(k) shall terminate.

         (f) If on any date during the Initial Period (A) RTK owns less than ten percent (10%) but more than three percent (3%) of all of the issued and outstanding shares of Voting Stock, RTK shall be entitled to designate one Director; provided that if RTK owns less than three percent (3%) of all of the issued and outstanding shares of Voting Stock, the right of RTK to continued Board representation under this Agreement and the obligations of RTK under
Section 3.1(a) through (d) and Section 3.1(k) shall terminate, and, within three
(3) Business Days after such date, RTK shall cause its designee to resign as a Director, or, if such designee does not resign, the Shareholders and the Company shall take such actions as may

                                                            Page 38 of 110 Pages


be necessary to remove such Director or (B) RTK owns less than ten percent (10%) but more than three percent (3%) of all of the issued and outstanding shares of Voting Stock and the Director designated by RTK resigns and RTK shall not have designated a replacement within thirty (30) Business Days following such resignation, the right of RTK to continued Board representation under this Agreement and the obligations of RTK under Section 3.1(a) through (d) and
Section 3.1(k) shall terminate.

         (g) The designation rights of any Shareholder (other than Barings, CIG or RTK) who, as at the Effective Date is entitled to designate more Directors than it would otherwise be entitled to designate under the Designation Table (as defined below) shall continue until the earlier of (i) the end of the Initial Period and (ii) the date on which the ownership by such Shareholder of shares of Voting Stock falls below the relevant Adjustment Percentage and the number of Directors designated by such Shareholder shall then be reduced to the applicable number indicated in the Designation Table, and each such Shareholder shall within three (3) Business Days after such date cause such number of Directors designated by it to resign so that it has the number of designees set forth in the Designation Table opposite the percentage of issued and outstanding shares of Voting Stock then owned by it or, if such Director(s) do not resign, the Shareholders and the Company shall take such actions as may be necessary to remove such Directors.

         (h) Except as may be otherwise permitted by Section 3.1(a) through (g) (inclusive), from and after such time as the ownership by a Shareholder of issued and outstanding shares of Voting Stock falls below any of the applicable thresholds specified in the Designation Table, the number of Directors designated by any such Shareholder shall be reduced to the applicable number specified in the Designation Table, and each such Shareholder shall within three
(3) Business Days thereafter cause such number of Directors designated by it to resign so that it has the number of designees set forth in the Designation Table opposite the percentage of issued and outstanding shares of Voting Stock then owned by it, or, if such Director(s) do not resign, the Shareholders and the Company shall take such actions as may be necessary to remove such Director(s).

         (i) Subject to the procedures set forth in Section 3.1(h), following any change in ownership in the issued and outstanding shares of Voting Stock that causes one or more Shareholders' ownership of shares of Voting Stock to reach, exceed or fall below the thresholds specified below, the right to designate Directors shall be allocated among the Shareholders as follows:


         Percent of issued and  outstanding              Number of Designees
         shares of Voting Stock owned by
         Shareholder
         ----------------------------------         ----------------------------

         Ten percent (10%) or less                      0

         More  than ten  percent (10%) but less         1
         than twenty percent (20%)

         Twenty  percent  (20%) or more but less        2
         than or equal to thirty percent (30%)

                                                            Page 39 of 110 Pages

         Percent of issued and  outstanding              Number of Designees
         shares of Voting Stock owned by
         Shareholder
         ----------------------------------         ----------------------------

         More than  thirty  percent  (30%)              3
         but less than  forty percent (40%)


         Forty percent (40%) or more                    3; plus the right to
                                                        designate  an
                                                        Independent Director
                                                        (who shall be a
                                                        Financial  Expert and
                                                        qualified  and  willing
                                                        to serve on the  audit
                                                        committee of the Board);

provided that the size of the Board shall not be increased beyond ten (10) members, and a Shareholder who would be entitled to designate an additional Director due to such Shareholder's acquisition of additional shares of Voting Stock may only exercise such right when another Shareholder loses the right to designate a Director.

         (j) Any vacancies on the Board not addressed by the procedures set forth in Section 3.1(a) through (i) (inclusive) shall be filled by a vote of a simple majority of the remaining Directors then in office.

         (k) The Parties agree that, if it becomes necessary (as determined by the Company and Shareholders holding a majority of the issued and outstanding shares of Voting Stock) to treat the Company as a "controlled company" under the Marketplace Rules:

               (i) the Shareholders shall indicate in their respective filings on Schedule 13D that they are members of a "group" (as such term is used in Rule 13d-1 under the Exchange Act) ;

               (ii) the Company  shall  indicate in its annual  meeting proxy on
         Schedule 14A that it is a "controlled company" (as such term is used in the Marketplace Rules); and

               (iii) the Company and the Shareholders shall take any such other actions as may be required for the Company to qualify for treatment as a "controlled company" under the Marketplace Rules.

         (l) The Shareholders and the Company agree that they will amend this Agreement, as necessary, in order for the Company to remain in compliance with the Marketplace Rules and any other applicable law, rule or regulation; provided that no such amendment shall adversely affect the rights of any Shareholder vis a vis the Company or the other Shareholders without the prior written consent of such affected Shareholder.

                                                            Page 40 of 110 Pages

3.2      Disclosure of Interests

         Directors who have a Direct or Indirect Financial Interest in a matter subject to consideration by the Board shall disclose the material facts relating to the relationship giving rise to such Direct or Indirect Financial Interest and the nature of such Interest and, if requested by a simple majority of the Disinterested Directors, shall not participate in the Board's discussion of such matter. Any such matter shall be approved by a simple majority of the Disinterested Directors, even if such Disinterested Directors are less than a quorum.

3.3      Special Transaction Procedures

         (a) Subject to the provisions of applicable law and any applicable securities exchange listing requirements, any two Directors (the "Initiating Directors") shall have the right to subject any proposed resolution of the Board (a "Proposed Resolution") which, if adopted by the Board, would authorize, direct or instruct management of the Company to negotiate, enter into or consummate a Special Transaction, to the reconciliation procedure set forth in this Section 3.3 (the "Reconciliation Procedure").


         (b) If the agenda for any meeting of the Board contains any item for review by the Board the subject matter of which may lead the Board to adopt a Proposed Resolution, then the Company shall identify such agenda item as a Special Transaction in the materials accompanying the agenda. To initiate the Reconciliation Procedure, the Initiating Directors must notify the Company and each of the other Directors (the "Initiation Notification") within five (5) Business Days of delivery to the Board of the agenda and materials outlining the subject matter of the Special Transaction in respect of which the Initiating Directors are exercising their right to initiate the Reconciliation Procedure.


         (c) Upon receipt by the Company and each of the Directors (other than the Initiating Directors) of the Initiation Notification, the Board shall refrain from adopting any Proposed Resolution which is the subject of the Reconciliation Procedure until the date that is at least forty-five (45) calendar days after the delivery by the Company of the agenda containing the relevant Special Transaction (the "Reconciliation Terminate Date"), unless the Initiating Directors have agreed in writing that the Board may adopt such Proposed Resolution within a period of less than forty-five calendar days.


         (d) At any time after the delivery of the Initiation Notification and prior to the expiration of the Reconciliation Termination Date, the Initiating Directors may demand that the Company convene a special meeting of the Board (a "Special Meeting") for further consideration of the Special Transaction by delivering written notification to the Company requesting that the Company convene such Special Meeting (the "Special Meeting Notification"). The Initiating Directors may, in the Special Meeting Notification, request that the Company retain a Special Consultant to review the Special Transaction in accordance with Section 3.3(i).


         (e) Upon receipt of a Special Meeting Notification, the Company shall undertake to (i) convene a Special Meeting as soon as practically possible and in any event prior to the Reconciliation Termination Date, and (ii) if requested by the Initiating Directors, retain a Special Consultant to review the Special Transaction.


         (f) At any time after the Reconciliation Termination Date or at the Special Meeting, any Director may move for the adoption of the Proposed Resolution that is the

                                                            Page 41 of 110 Pages



subject matter of the Reconciliation Procedure. Such Proposed Resolution must be approved and adopted by a majority of the Directors voting in favor of the Proposed Resolution.


         (g) With respect to any single Special Transaction, each Director may initiate the Reconciliation Procedure only once.


         (h) For the purposes of this Section 3.3, "Special Transaction" shall mean any transaction or series of related transactions involving, directly or indirectly, a value exceeding five percent (5%) of the total consolidated assets of the Company and its Subsidiaries.


         (i) Upon demand from the Initiating Directors, a special consultant (a "Special Consultant") shall be selected and engaged by the Company to review any Special Transaction. Any such Special Consultant shall be independent from and in no way affiliated with any Shareholder. The Company shall determine the scope of work to be performed by the Special Consultant and the compensation to be paid for the services of the Special Consultant. The Shareholders hereby agree that the Company shall be responsible for any fees charged by the Special Consultant, provided that prior to being placed on the agenda of the Board, the Special Transaction:


               (i) was not reviewed by an independent  professional  consultant;
         or


               (ii) was reviewed by an independent professional consultant not previously approved by the Board.


         (j) The Shareholders further agree that in all other instances fifty percent (50%) of the costs related to the review of the Special Transaction by the Special Consultant shall be reimbursed by the Shareholder(s) which designated the Initiating Directors initiating the Reconciliation Procedure and the review of the Special Transaction Proposal by such Special Consultant.


         (k)  Notwithstanding  the  foregoing,  the procedures set forth in this
Section 3.3 shall be applicable only to extent that the Board shall have concluded in good faith that such action is consistent with the discharge of its fiduciary duties to the stockholders of the Company; provided that, if any Initiating Director(s) purport(s) to exercise his, her or their rights under this Section 3.3 in relation to a Special Transaction in which the Shareholder(s) which designated such Director(s) is or are interested and are pursuing in competition with the Company (including, but not limited to, an acquisition of shares or assets of another Person or the acquisition of a license), any exercise by such Initiating Director(s) of his, her or their rights under this Section 3.3 in relation to such Special Transaction automatically will be deemed incompatible with the Board's fiduciary duties to the stockholders of the Company, and such Initiating Director(s) shall not be entitled to exercise such rights.


3.4      Purchase Rights of Shareholders

         Subject to the limitations specified in Section 2 of the Standstill Agreement, if then in effect:


         (a) The Company shall give each Shareholder at least thirty (30) days (and, when possible, at least ninety (90) days) prior written notice of the issuance by the Company of any shares of Voting Stock or any other shares of capital stock of the Company and any options, warrants, convertible securities, or other rights to acquire Voting Stock or other capital stock

                                                            Page 42 of 110 Pages

of the Company or securities exercisable or convertible for Voting Stock or other capital stock of the Company (collectively, "New Securities") as a result of which a Shareholder's percentage of beneficial ownership of Voting Stock would be reduced, either immediately upon issuance of such New Securities or upon the exercise or conversion thereof.


         (b) Such notice must set forth (i) the approximate number and type of New Securities proposed to be issued and sold and the material terms of such New Securities, (ii) the proposed price or range of prices at which such New Securities are proposed to be sold and the terms of payment, and (iii) any other material feature, term or condition relating to such New Securities or the proposed sale thereof. Upon receipt of such notice from the Company, each Shareholder will have the right, but not the obligation, to elect, within thirty
(30) days of receipt of the Company Notice, to purchase up to its pro rata share of such New Securities (calculated on a fully diluted basis). Such pro rata share, for purposes of this Section 3.4, for any Shareholder, shall be the ratio of (x) the sum, without duplication, of the total number of shares of Voting Stock and any other shares of capital stock of the Company held by such Shareholder prior to the issuance of New Securities (assuming the full exercise or conversion of any options, warrants, convertible securities exercisable or convertible for Voting Stock or other capital stock of the Company) to (y) the sum, without duplication, of the total number of shares of Voting Stock and any other shares of capital stock of the Company outstanding immediately prior to the issuance of New Securities held by all stockholders of the Company, (assuming the full exercise or conversion of any options, warrants, convertible securities exercisable or convertible for Voting Stock or other capital stock of the Company).


         (c) Each Shareholder's purchase must be on the same terms and conditions as the balance of such issuance of New Securities; provided, however, if the sale price at which the Company proposes to issue, deliver or sell any New Securities is to be paid with consideration other than cash, then the purchase price at which a Shareholder may acquire its portion of such New Securities will be equal in value to such consideration (as determined in good faith by the Board) but payable entirely in cash.


         (d) The closing of each Shareholder's purchase of its portion of such New Securities will occur simultaneously with the closing of the balance of the issuance of such New Securities; provided, however, that if as of the date of such closing all the necessary approvals of Governmental or Regulatory Authority required in connection with the issuance of such New Securities have not been obtained by the Company and/or any Shareholder, then (i) such Shareholder will not be required to effect the purchase of its portion of such New Securities until all the necessary approvals of any Governmental or Regulatory Authority are obtained, and (ii) the Company may terminate such Shareholder's right to purchase its portion of such New Securities if such Shareholder fails to obtain any necessary approvals of any Governmental or Regulatory Authority applicable only to such Shareholder within one hundred and twenty (120) days of the closing of the balance of the issuance of such New Securities.


         (e) If at any time the terms of a proposed issuance of New Securities are materially changed, altered or modified from those stated in the Company's notice to the Shareholders of the proposed issuance thereof, then such proposed issuance will be treated as a new issuance of New Securities, subject to the notice obligation of the Company set forth in Section 3.4(a) and any election of a Shareholder to purchase its portion of such New Securities prior to such change, alteration or modification may, in the sole discretion of such Shareholder be withdrawn.

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                                                            Page 43 of 110 Pages


         (f) Notwithstanding the foregoing, if shares of Voting Stock are issued or options granted pursuant to an Equity Plan, such shares shall not be considered New Securities, and the purchase rights granted pursuant to this
Section 3.4 shall not be applicable.


3.5      Tender Offers

         (a) No Shareholder shall, individually or together with any of its Affiliates, directly or indirectly, in any manner, acquire beneficial ownership of any share or shares of Voting Stock (including, without limitation, through the acquisition of ownership or control of another Shareholder or a Controlling Person of another Shareholder) if after giving effect thereto, such Shareholder and its Affiliates would beneficially own, in the aggregate, fifty percent (50%) or more of the issued and outstanding shares of Voting Stock, unless such share or shares are acquired by such Shareholder and/or one of its Affiliates pursuant to a Tender Offer; provided that, if at any time (i) a Third Party Investor makes a bona fide tender offer to purchase such percentage of the issued and outstanding shares of Voting Stock that when aggregated with any of the issued and outstanding shares of Voting Stock then owned by such Third Party Investor and its Affiliates would equal more than fifty percent (50%) of the issued and outstanding shares of Voting Stock, and a Shareholder or any of its Affiliates thereafter makes a Tender Offer during the period in which the tender offer made by such Third Party Investor is still in effect, or (ii) a Third Party Investor makes a bona fide tender offer during the period in which a Tender Offer made by a Shareholder or any of its Affiliates is still in effect, then the requirement in the definition of "Tender Offer" that the Tender Offer made by such Shareholder be accepted by stockholders of the Company holding a simple majority of the issued and outstanding shares of Voting Stock (excluding any shares of Voting Stock held by such Shareholder and its Affiliates) shall not apply.


         (b) If any Person shall, individually or together with any of its Affiliates, directly or indirectly, acquire beneficial ownership of any share or shares of Voting Stock from a Shareholder (other than through a Public Sale) and, after giving effect thereto, such Person and its Affiliates own ten percent (10%) or more of the issued and outstanding shares of Voting Stock, then such Person shall be required to execute an Endorsement pursuant to which such Person shall be bound by this Section 3.5 as if it were a Shareholder. Each Shareholder hereby undertakes to cause any such Person to which Shares are so transferred to execute and deliver such an Endorsement to the Company and each of the other Shareholders.


3.6      Business Combination

         Except with respect to Tender Offers and participation in an auction pursuant to Section 2(b)(ii) of the Standstill Agreement, each Shareholder agrees that such Shareholder will not, nor will it permit any of its Affiliates to, engage in any Business Combination with the Company without the prior approval of the Board, which approval will be effective only if it includes the affirmative vote of a majority of the Disinterested Directors. If no Disinterested Directors are in office, then each Shareholder agrees that such Shareholder will not, nor will it permit any of its Affiliates to, engage in any Business Combination with the Company unless such Business Combination is approved in accordance with Section 203(a)(3) of the DGCL.

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                                                            Page 44 of 110 Pages


3.7      Compliance with Securities Laws

         Each Shareholder undertakes and agrees to timely make all such filings with the SEC in respect of such Shareholder's purchase, ownership and/or Transfer of any Shares as such Shareholder is required to make under applicable laws and regulations.

4.       TRANSFERS

4.1      General

         The provisions of this Article 4 shall be applicable to all shares of capital stock of the Company owned, directly or indirectly, by a Shareholder or hereafter Transferred to a Shareholder in any manner whatsoever. No Shareholder may Transfer any or all of its Shares to, or create or permit any Lien on any of its Shares in favor of, any Person other than in accordance with this Article 4.


4.2      Transfers to Permitted Transferees

         (a) Each Shareholder may Transfer any of its Shares (i) to a Permitted Transferee or (ii) in a Public Sale, in each case, without the need to comply with Sections 4.3, 4.4, 4.5 or 4.6, as applicable, provided that any such Permitted Transferee shall execute an Endorsement, in accordance with Section 4.7, at the time of such Transfer.

         (b) RTK shall, in connection with any proposed Transfer of any of its Shares to any RTK Transferee, in addition to complying with the requirements of
Section 4.2(a), prior to the effectiveness of such Transfer, deliver to the Company, with copies to each of the other Shareholders, (i) any permits required by applicable Russian law in connection with such Transfer, (ii) an amendment to RTK's existing license issued by the Central Bank of the Russian Federation or a new license issued by the Central Bank of the Russian Federation, in each case, permitting such Transfer, (iii) a certificate executed by a senior officer of each RTK Transferee to whom any Shares are being transferred, identifying the shareholders of such RTK Transferee as of the proposed date of effectiveness of such Transfer and specifying such shareholders' respective percentage ownership interests in such RTK Transferee, and (iv) if RTK has the ability to elect a majority of the board of directors of RTC-Leasing OJSC at the time of the proposed Transfer, a guarantee of RTK in respect of the obligations of such RTK Transferee under this Agreement, duly executed by an authorized signatory of RTK and otherwise in form and substance satisfactory to the Company, provided that such guarantee shall remain in effect only for so long as RTK retains the ability to elect a majority of the board of directors of RTC-Leasing OJSC.


4.3      Right of First Offer

         During the period commencing on the Effective Date and ending on the fifth anniversary thereof:


         (a) A Significant Shareholder wishing to effect a Transfer of any Shares (a "Significant Selling Shareholder") shall, before effecting such Transfer, first give written notice of such proposed Transfer (the "Offer Notice") to the Right Holders. The Offer Notice shall set forth (i) the number and type of Shares that such Significant Selling Shareholder wishes to Transfer (the "Offered Shares") and (ii) the purchase price per share in cash of the Offered Shares.

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                                                            Page 45 of 110 Pages


         (b) Upon receipt of the Offer Notice, each Right Holder may offer to purchase, for cash, in the aggregate, all (but not less than all) of the Offered Shares, such offer to be made by such Right Holder by written notice delivered to the Significant Selling Shareholder (a "Purchase Offer") within thirty (30) days from the date of receipt of the Offer Notice. Failure of any Right Holder to provide a Purchase Offer within such thirty (30) day period shall be deemed an election by such Right Holder not to purchase any of the Offered Shares. A Right Holder's Purchase Offer shall contain the purchase price for the proposed purchase of all (but not less than all) of the Offered Shares by such Right Holder. All other terms and conditions contained in a Right Holder's Purchase Offer shall be the same as those set forth in the Offer Notice.


         (c) If the purchase price contained in a Right Holder's Purchase Offer is the same (or higher) than the purchase price contained in the Offer Notice, the Significant Selling Shareholder shall, in accordance with Section 4.3(d), sell the Offered Shares to such Right Holder at the purchase price contained in such Purchase Offer; provided that, if two or more Right Holders deliver Purchase Offers and the purchase prices for their proposed purchase of the Offered Shares contained in such Purchase Offers are the same, then the Significant Selling Shareholder shall sell to each such Right Holder such number of the Offered Shares (i) as is equal to the total number of Offered Shares multiplied by a fraction, the numerator of which is the number of shares of Voting Stock owned by such Right Holder (prior to the giving of the Offer Notice) and the denominator of which is the total number of shares of Voting Stock owned by the Right Holders who have delivered such matching Purchase Offers (prior to the giving of the Offer Notice) or (ii) as the Right Holders who have delivered such matching Purchase Offers may agree among themselves.


         (d) If the Significant Selling Shareholder is obligated to sell the Offered Shares to one or more Right Holders in accordance with Section 4.3(c), a single closing for the purchase of the Offered Shares shall be held at the time and place designated by the Right Holder(s), but in any event no later than thirty (30) days following receipt of all of the Purchase Offers (or if any approval of any Governmental or Regulatory Authority is required to be obtained therefor, within five (5) Business Days after receipt of such approval, if later). At such closing, the Significant Selling Shareholder shall deliver to the Right Holder(s), against payment of the purchase price, the Offered Shares, free and clear of all Liens, and such documents as may be required to cause the Company's transfer agent to effect the transfer of the Offered Shares to such Right Holder(s).


         (e) If none of the Right Holders submit Purchase Offers or if, under the terms of Section 4.3(c), the Significant Selling Shareholder is not obliged to sell the Offered Shares to any Right Holder because the purchase price contained in the Offer Notice is higher than the purchase price contained in the Right Holder(s)' Purchase Offer, then the Selling Shareholder (i) shall not be required to sell any of the Offered Shares to any Right Holder and (ii) may, within one hundred eighty (180) days following the date of the Offer Notice, Transfer all (but not less than all) of the Offered Shares to any other Person for a purchase price payable in cash equal to or greater than the purchase price specified in the Offer Notice and otherwise on the same terms and conditions specified in the Offer Notice. If the Significant Selling Shareholder fails to effect the Transfer of the Offered Shares on such terms and within such time period, then such proposed Transfer or any other proposed Transfer shall again become subject to the provisions of this Section 4.3.

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                                                            Page 46 of 110 Pages


4.4      Telenor's and Alfa's Tag Along Rights

         During the period commencing on the Effective Date and ending on the third anniversary thereof:


         (a) If after compliance with the terms of Section 4.3 (regardless of whether any Right Holder has submitted a Purchase Offer) (A) Alfa accepts an Offer from a Person who, together with its Affiliates, is principally engaged in, and generates a majority of its gross revenues from, the telecommunications business, or (B) Telenor accepts an Offer from a financial/industrial investor (other than an investment fund) whose principal investments are in the Russian Federation, then, at least forty-five (45) days prior to the closing of such Transfer, Alfa or Telenor, as the case may be (the "Offering Shareholder"), shall give written notice (a "Co-Sale Notice") to Alfa or Telenor, as the case may be (the "Receiving Shareholder"), offering the Receiving Shareholder the option to participate in such proposed Transfer pro rata with the Offering Shareholder and to sell to the proposed transferee up to the number of Shares as are determined pro rata on the basis of the Receiving Shareholder's and the Offering Shareholder's respective ownership of shares of Voting Stock (prior to the giving of the Co-Sale Notice). Such Co-Sale Notice shall set forth the identity of the proposed transferee and the terms and conditions of the proposed Transfer (including, without limitation, the number of Shares proposed to be sold by the Offering Shareholder and the purchase price per share offered for such Shares).


         (b) The Receiving Shareholder may, within thirty (30) days after receipt of a Co-Sale Notice, give written notice (a "Tag Along Notice") to the Offering Shareholder that the Receiving Shareholder wishes to participate in the proposed Transfer. Such Tag Along Notice shall also specify the number of Shares that the Receiving Shareholder desires to include in the proposed Transfer.


         (c) If the Receiving Shareholder does not give the Offering Shareholder a timely Tag Along Notice, the Offering Shareholder may thereafter Transfer the Shares specified in the Co-Sale Notice to the proposed transferee identified in, and on the same terms and conditions as are set forth in, the Co-Sale Notice. If the Receiving Shareholder gives the Offering Shareholder a timely Tag Along Notice, then the Offering Shareholder shall use all reasonable efforts to cause the proposed transferee to agree to acquire all the Shares identified in the Co-Sale Notice and the Tag Along Notice, on substantially the same terms and conditions as are set forth in the Co-Sale Notice. If the proposed transferee is unwilling or unable to acquire such additional Shares upon such terms, then the Offering Shareholder may elect either to cancel such proposed Transfer or to allocate the maximum number of Shares that such transferee is willing to
purchase  pro  rata  between  the  Offering   Shareholder   and  the   Receiving
Shareholder.


4.5      Other Shareholders' Tag Along Rights

         (a) Alfa shall not, in any one transaction or series of related transactions, Transfer Shares to any Third Party Investor, who will own, directly or through Affiliates, no less than one-third (?) of the Shares (such number to be appropriately adjusted for Share repurchases, stock splits, stock dividends, reorganizations, recapitalizations and other similar transactions) immediately after such purchase (a "Third Party Offer"), unless the terms and conditions of the Third Party Offer include an offer, at the same price and on the same terms as the Transfer by Alfa, to include, at the option of CIG, RTK and/or

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                                                            Page 47 of 110 Pages


Barings, in the sale or other disposition to the Third Party Investor, a number of Shares owned by CIG, RTK and/or Barings determined in accordance with Section 4.5(c). For the purposes of this Section 4.5(a), a series of transactions in which Alfa sells any Shares to two or more Persons (whether related or unrelated) and such Persons subsequently re-sell such Shares to the same Third Party Investor or two or more affiliated Third Party Investors shall be deemed as a series of related transactions.


         (b) Alfa shall cause the Third Party Offer to be reduced to writing (which writing shall include an offer to purchase or otherwise acquire Shares from CIG, RTK and Barings as provided in this Section 4.5) and shall send written notice of the Third Party Offer together with a copy of the Third Party Offer (the "Inclusion Notice") to CIG, RTK and Barings in the manner set forth in Section 7.8. At any time within twenty (20) calendar days after delivery of the Inclusion Notice, CIT, RTK and Barings may accept the offer included in the Inclusion Notice by furnishing written notice of acceptance to Alfa.


         (c) Each of CIG, RTK and Barings shall have the right (an "Inclusion Right") to sell pursuant to the Third Party Offer such number of its Shares as is equal to the product of (i) its pro rata ownership of shares of Voting Stock and (ii) the total number of Shares covered by the Third Party Offer.


         (d) Subject to the provisions of Section 4.5(c), the terms and consideration payable per Share to be Transferred by CIG, RTK and Barings in such sale or other disposition shall be the same in all respects as the consideration payable to Alfa per Share so Transferred by Alfa.


         (e) This Section 4.5 shall not apply if Alfa Transfers Shares to an internationally recognized financial institution, a telecommunications company of the type specified in Section 4.4(a) or an international investment fund with a majority of capital provided by reputable institutional or governmental shareholders.


4.6      Purchases from Barings or CIG

         If Alfa, Telenor and/or any of their respective Affiliates enters into an agreement with Barings or CIG, as the case may be, in respect of the purchase of any Shares from Barings or CIG, as the case may be, then the purchasing Shareholder and/or its Affiliate(s), as applicable, shall notify the other Shareholder of such intention and the price at which it has agreed to acquire such Shares, and the other Shareholder shall have thirty (30) days from the date of its receipt of such notice to elect to participate in such purchase. If the other Shareholder elects to participate in such purchase, it shall so notify the initiating Shareholder of such election in writing within such thirty (30) day period, and shall be entitled to purchase up to fifty percent (50%) of the Shares then being sold by Barings or CIG, as applicable, for the same price per share as is paid by the initiating Shareholder. The consideration for any such acquisition shall be cash. For the avoidance of doubt, nothing in this Section
4.6 shall create any obligation on the part of Barings or CIG to offer or Transfer any of their respective Shares to any Person.


4.7      Other Transfer-Related Provisions

         A Shareholder may not Transfer any of its rights and obligations under this Agreement to any Person other than to a Permitted Transferee. In the event of any Transfer of Shares by a Shareholder to a Permitted Transferee, such Permitted Transferee shall receive and hold any and all Shares so transferred subject to the terms and conditions of this

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                                                            Page 48 of 110 Pages

Agreement, the Standstill Agreement and the Registration Rights Agreement and all of the rights and obligations, if any, of the transferor hereunder and thereunder, and shall forthwith execute and deliver to the other Shareholders an Endorsement. Each Shareholder hereby undertakes to cause each of its Permitted Transferees to which any Shares are so transferred to execute and deliver an Endorsement to each of the other Shareholders and the Company.


4.8      Pledges

         Any Shareholder (a "Pledging Shareholder") may pledge Shares to any Person (a "Pledgee") to secure a bona fide obligation; provided that the following terms and conditions are satisfied:

         (a) Within three (3) Business Days of the pledge of any Shares to a Pledgee or the execution of any agreement with a Pledgee concerning such a pledge (a "Third Party Pledge Agreement"), the Pledging Shareholder shall give
(i) written notice of the pledge (a "Pledge Notice") to each of the non-pledging Shareholders (each, a "Non-Pledging Shareholder" and, collectively, the "Non-Pledging Shareholders"), which Pledge Notice shall set forth the identity of the Pledgee, the amount and term of financing being secured by the pledge, and the number of Shares subject to such pledge (the "Pledged Shares"), (ii) copies of the relevant pledge agreement and (iii) a written acknowledgement from the Pledgee (which acknowledgement and may be included in the Third Party Pledge Agreement) that the Pledgee agrees to the terms and conditions of this Section 4.8.

         (b) Any such pledge shall be governed by a Third Party Pledge Agreement, which shall be binding on the Pledgee and shall provide that:

               (i) The Pledgee, prior to taking any action to enforce its rights in or to any of the Pledged Shares (including, but not limited to, any enforcement upon, sale of, or acceptance of title to, any of the Pledged Shares) (an "Enforcement Action"), shall give at least forty-five (45) days prior written notice of such intention (an "Enforcement Notice") to each of the Non-Pledging Shareholders; and

               (ii) Upon receipt of such Enforcement Notice, each of the Non-Pledging Shareholders shall have the right, at the option of such Non-Pledging Shareholders to be exercised not later than forty-five
         (45) days after receipt of such Enforcement Notice, to purchase from the Pledgee (pro rata according to the respective percentage of Voting Stock owned by each Non-Pledging Shareholder exercising its purchase rights hereunder (each, a "Purchasing Shareholder" and, collectively, the "Purchasing Shareholders") relative to the total number of shares of Voting Stock owned by all other Purchasing Shareholders, or in such other proportion as such Purchasing Shareholders may agree among themselves) the underlying obligation (or portion thereof) at a purchase price equal to the lesser of (a) the Fair Market Value of the Pledged Shares being purchased by such Purchasing Shareholder, as determined as of the date two (2) Business Days prior to such purchase or (b) the principal amount of the relevant underlying obligation being purchased by such Purchasing Shareholder, plus any interest, penalties and other similar payments (if any) accrued and owing thereon up to, but excluding, the purchase date thereof. For the avoidance of doubt, if the Purchasing Shareholder(s) exercise their right to purchase the

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                                                            Page 49 of 110 Pages

underlying
         obligation hereunder, the Purchasing Shareholder(s) shall be obligated to purchase, and the Pledgee shall be obligated to sell, the underlying obligation in whole and not in part; provided that, if there is more than one Purchasing Shareholder, the purchase of such underlying obligation shall be apportioned among the Purchasing Shareholders in accordance with the immediately preceding sentence. The Purchasing Shareholder(s)' purchase of the underlying obligation from the Pledgee shall be effective upon delivery of a purchase notice by the Purchasing Shareholder(s) to the Pledgee, and such purchase shall not require the Pledgee's consent. The Transfer of the relevant underlying obligation to each Purchasing Shareholder shall be effective upon payment of the relevant purchase price to the Pledgee by each such Purchasing Shareholder, which payment shall be effected not later than forty-five
         (45) calendar days after receipt of the Enforcement Notice. Concurrently with such purchase of the underlying obligation (or portion thereof), the Third-Party Pledge Agreement shall be automatically assigned to the Purchasing Shareholder(s). Thereafter, the Pledging Shareholder shall Transfer the relevant Pledged Shares to each such Purchasing Shareholder, free and clear of all Liens, in exchange for cancellation of the underlying obligation with respect to such Pledged Shares, without any additional purchase price owed or payable with respect thereto. For the avoidance of doubt, the Pledged Shares shall be apportioned among each Purchasing Shareholder based on the pro rata amount of the underlying obligation purchased by each such Purchasing Shareholder.


         (c) If any Enforcement Action would result in the Transfer of Shares such that a Person, together with any of its Affiliates, would acquire more than fifty percent (50%) of the issued and outstanding shares of Voting Stock, and the Non-Pledging Shareholders do not elect to purchase in the aggregate all of the Pledged Shares pursuant to Section 4.8(b)(ii), then the Non-Pledging Shareholders shall each have the right, exercisable by written notice to the Pledging Shareholder and the Pledgee (a "Pledge Co-Sale Notice") within forty-five (45) days from delivery by the Pledgee of the Enforcement Notice, to elect to sell in the proposed Transfer of Pledged Shares to such Person, all or any portion of such Non-Pledging Shareholders' Shares, free and clear of any Liens other than obligations under this Agreement. The Transfer of Shares by the Non-Pledging Shareholders pursuant to a Pledge Co-Sale Notice shall be at a price equal to the Fair Market Value thereof determined as of the date two (2) Business Days prior to the date of such Transfer or, at the election of such Non-Pledging Shareholders, such other price as may be agreed between the Pledgee and the Non-Pledging Shareholders electing to Transfer their Shares hereunder (which shall not be less than the Fair Market Value thereof). Failure of any Non-Pledging Shareholders to provide a Pledge Co-Sale Notice within such forty-five (45) day period shall be deemed an election by such Non-Pledging Shareholder not to participate in the proposed Transfer pursuant to this Section 4.8(c).

         (d) Each Non-Pledging Shareholder shall be an express third-party beneficiary of the Third-Party Pledge Agreement with respect to each such Non-Pledging Shareholder's rights set forth under this Agreement.

         (e) If any Pledged Shares are Transferred, the transferee which acquires the Shares agrees to be bound by the terms and conditions of this Agreement and to execute an Endorsement.

         (f) The Pledgee shall be either:

                                                            Page 50 of 110 Pages

               (i) A licensed Russian bank with equity capital of at least US$200,000,000 which is not subject to ARCO administration and in which ARCO does not possess any controlling or blocking rights; or

               (ii) A foreign (i.e., non-Russian) bank with an investment grade rating from Moody's Corporation (i.e., Baa or higher) or Standard & Poor's (i.e., BBB or higher), as such ratings are determined at the time of the pledge; or

               (iii) Any other lender or supplier of vendor financing that has a long-term debt rating of Baa or higher from Moody's Corporation or a rating of BBB or higher from Standard & Poor's, as such ratings are determined at the time of the pledge.

         (g) Pledged Shares shall be pledged to the Pledgee under one pledge only, and the underlying obligation secured by such pledge shall not be secured by any collateral other than the Pledged Shares.

         (h) Any  breach  by the  Pledgee  of any  provision  set  forth in this
Section 4.8 to be observed by the Pledgee shall be deemed a breach of this Agreement by the Pledging Shareholder. 5. OTHER ARRANGEMENTS

         (a) Except for the Principal Agreements, (i) no Shareholder shall grant any proxy or enter into or agree to be bound by any understanding or any voting trust, voting proxy or other agreement with respect to any matters relating to the Company, its management, or any Shares, (ii) nor shall any Shareholder enter into any shareholders agreement or other arrangement of any kind (whether written or oral) with any Person with respect to any matters relating to the Company, its management or any Shares, including, without limitation, any agreement, understanding or arrangement with respect to the acquisition, ownership, registration, Transfer or other disposition or voting of Shares, and
(iii) nor shall any Shareholder act, for any reason, as a member of a group or in concert with any other Person in connection with the acquisition, Transfer or other disposition or voting of Shares in any manner which is inconsistent with any obligation of such Shareholder under this Agreement; provided that each Shareholder shall be permitted to Transfer its Shares in accordance with the terms of this Agreement.


         (b) The Company shall not enter into any agreement or arrangement of any kind with any Person that is inconsistent with any of the rights granted to the Shareholders in the Principal Agreements or otherwise conflicts with any of the provisions thereof.


         (c) Without prejudice to any other rights or remedies hereunder of any Party, if any representation or warranty made by any Shareholder in Article 2 is shown to have been false or misleading when made or confirmed, or if any Shareholder violates any provision of this Article 5, the rights of such Shareholder under this Agreement and the Registration Rights Agreement shall terminate forthwith, but such Shareholder shall continue to be bound by all of its obligations hereunder and under the other Principal Agreements.


6.       TERM AND TERMINATION

         This Agreement shall become effective on the Effective Date and remain in effect until the earlier of:

                                                            Page 51 of 110 Pages


         (a) the date on which all of the Parties agree in writing to the termination of this Agreement; and


         (b) the date on which any Person owns, individually or collectively with its Affiliates, more than fifty percent (50%) of the issued and outstanding shares of Voting Stock;


provided that (a) any Shareholder who, together with its Affiliates, having once attained ownership of at least three percent (3%) or more of the issued and outstanding shares of Voting Stock thereafter ceases to own, together with its Affiliates, at least three percent (3%) of the issued and outstanding shares of Voting Stock shall cease to be a party to, or have any rights or obligations under, this Agreement from and after the date of the relevant Transfer (or dilution); and (b) no such Transfer, dilution or termination shall be deemed to relieve any Party of any obligations under this Agreement accruing, or resulting from, any breach, action or omission of such Party occurring prior to the date of such Transfer, dilution or termination. Promptly following the date on which its board of directors has ratified and approved RTK's execution of this Agreement, RTK shall provide each other Party with a certified copy of an extract from the protocol of the meeting of RTK's board of directors containing such ratification and approval.


7.       MISCELLANEOUS

7.1      Specific Performance


         The Parties hereby declare that it is impossible to measure in money the damages that will accrue to a Party by reason of a failure by another Party to perform any of the obligations under this Agreement. Therefore, if any Party shall, in accordance with Section 7.10, institute any proceeding to enforce specifically the provisions hereof, any Party against whom such proceeding is brought hereby waives the claim or defense therein that the Party instituting such proceeding has an adequate remedy at law or in damages, and the Party against whom such proceeding is brought shall not urge in any such proceeding the claim or defense that such remedy at law or in damages exists.


7.2      Waivers; Remedies


         Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party of any term or condition of this Agreement, in one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.


7.3      Amendments

         This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each Party.

                                                            Page 52 of 110 Pages


7.4      No Assignment; Binding Effect; No Third Party Beneficiaries


         Except as expressly provided in Section 4.2 and Section 4.7, neither this Agreement nor any right, interest or obligation hereunder may be assigned by any Party without the prior written consent of the other Parties and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the Parties and their respective successors and assigns. The terms and provisions of this Agreement are intended solely for the benefit of each Party and their respective successors or permitted assigns, and it is not the intention of the Parties to confer third party beneficiary rights upon any other Person.


7.5      Severability


         If any provision of this Agreement is or shall become invalid, illegal or unenforceable in any jurisdiction, the invalidity, illegality or unenforceability of such provision in such jurisdiction shall not affect or impair the validity, legality or enforceability of (a) any other provision of this Agreement or any such other document in such jurisdiction or (b) such provision or any other provision of this Agreement or any such other document in any other jurisdiction.


7.6      Further Assurances


         From time to time, at any Party's reasonable request and without further consideration, each Party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.


7.7      Entire Agreement


         This Agreement and the other Principal Agreements will, from and after the Effective Date, supersede all prior discussions and agreements among the Parties with respect to the subject matter hereof and thereof and contain the sole and entire agreement between the Parties with respect to the subject matter hereof and thereof. For the avoidance of doubt, the Parties acknowledge that the Existing Shareholders Agreement shall remain in full force and effect until the Effective Date, whereupon the Existing Shareholders Agreement shall terminate and be of no further force and effect.


7.8      Notices


         All notices, requests, demands and other communications provided for by this Agreement shall be in writing (including telecopier or similar writing) and shall be deemed to have been duly given only if delivered personally or by facsimile transmission or sent by courier, addressed to the address of the relevant Party stated below or to such changed address as such Party may have fixed by notice or, if given by telecopier, when such telecopy is transmitted and the appropriate answerback is received:


         (i) If to Alfa:

                  Alfa Telecom Limited
                  P.O. Box 3339
                  Geneva Place

                                                            Page 53 of 110 Pages


                  2nd Floor
                  333 Waterfront Drive
                  Road Town
                  Tortola, British Virgin Islands

                  Facsimile No.: +350 40 729
                  Attention: Pavel Nazarian

         with a copy to:

                  Squire, Sanders & Dempsey
                  2/2 Paveletskaya Square
                  115054 Moscow, Russian Federation

                  Facsimile No.: +7 (095) 258-5251
                  Attention: David Wack

         (ii) If to Telenor:

                  Nye Telenor East Invest AS
                  Snar0yveien 30
                  N-1331 Fornebu
                  Norway

                  Facsimile No.:  +47 96 25 09 39
                  Attention: Kjell Morten Johnsen

         with a copy to:

                  Advokatene i Telenor
                  Snar0yveien 30
                  N-1331 Fornebu
                  Norway

                  Facsimile No.:  +47 67 89 2432
                  Attention: Bj0rn Hogstad

         and to:

                  Coudert Brothers LLP
                  60 Cannon Street
                  London EC4N 6JP

                  Facsimile No.: +44 (20) 7248 3001
                  Attention: Peter O'Driscoll

         (iii) If to CIG:

                  c/o Capital International Global Emerging Markets
                   Private Equity Fund, L.P.

                                                            Page 54 of 110 Pages

                  135 South State College Boulevard
                  Brea, CA 90071-1447

                  Facsimile No.: +1 (714) 671-7080
                  Attention: Jim Brown

         with a copy to:

                  Capital International Limited
                  25 Bedford Street
                  London WC2E 9HN

                  Facsimile No.: +44 (20) 7864-5768
                  Attention: Ida Levine

         and to:

                  Capital Research International Inc.
                  25 Bedford Street
                  London WC2E 9HN

                  Facsimile No.: +44 (20) 7864 5814
                  Attention: Ashley Dunster

         and to:

                  Fried, Frank, Harris, Shriver & Jacobson
                  99 City Road
                  London EC1Y 1AX

                  Facsimile No.: +44 (20) 7972 9602
                  Attention: Karen Wiedemann


         (iv) If to Cavendish Nominees Limited:

                  c/o International Private Equity Services
                  13-15 Victoria Road
                  PO Box 431
                  St. Peter Port GY1 3ZD, Guernsey

                  Facsimile No.: +44 (0) 1481 715 219
                  Attention: Mrs. Connie Helyar

         with a copy to:

                  Baring Vostok Capital Partners
                  7, Gasheka Street
                  Ducat Place II, Suite 750
                  123056 Moscow, Russia

                                                            Page 55 of 110 Pages

                  Facsimile No.: +7 (095) 967 1308
                  Attention: Michael Calvey

         and to:

                  Fried, Frank, Harris, Shriver & Jacobson
                  99 City Road
                  London EC1Y 1AX

                  Facsimile No.: +44 (20) 7972 9602
                  Attention: Karen Wiedemann

                 (v) If to First NIS Regional Fund SICAV:

                  c/o Bank of Bermuda Luxembourg
                  13 Rue Goethe L-1638, Luxembourg

                  Facsimile No.: +35 2 40 46 46 595
                  Attention: Christine Tourney

         with a copy to:

                  Baring Vostok Capital Partners
                  7, Gasheka Street
                  Ducat Place II, Suite 750
                  123056 Moscow, Russia

                  Facsimile No.: +7 (095) 967 1308
                  Attention: Michael Calvey

         and to:

                  Fried, Frank, Harris, Shriver & Jacobson
                  99 City Road
                  London EC1Y 1AX

                  Facsimile No.: +44 (20) 7972 9602
                  Attention: Karen Wiedemann

         (vi) If to the Company:

                  Golden Telecom, Inc.
                  4400 MacArthur Blvd. NW
                  Suite 200
                  Washington, D.C. 20007
                  U.S.A.

                  Facsimile No.: +1 (202) 332-4877
                  Attention: General Counsel

                                                            Page 56 of 110 Pages

         with a copy to:

                  Representation Office of Golden TeleServices, Inc. 1 Kozhevnichesky Proezd,
                  2nd Floor
                  115114 Moscow
                  Russia

                  Facsimile No.: +7 (095) 797-9332
                  Attention: General Counsel

         (vii) If to RTK:

                  OAO Rostelecom Moscow,
                  ul. 1st Tverskaya-Yamskaya, 14
                  125047 Moscow
                  Russia

                  Facsimile No.: +7 (095) 787-2850
                  Attention: Kouznetsov Sergei Ivanovich

         with a copy to:

                  Clifford Chance CIS Limited
                  Ul. Sadovaya-Samotechnaya 24/27
                  127051 Moscow
                  Russian Federation

                  Facsimile No.: +7 (501) 258-5051
                  Attention: Andrei Dontsov


7.9      Governing Law


         This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America, without giving effect to any conflicts of laws principles thereof which would result in the application of the laws of another jurisdiction.


7.10     Arbitration; Waiver Of Sovereign Immunity


         (a) Any and all disputes and controversies arising under, relating to or in connection with this Agreement shall be settled by arbitration by a panel of three (3) arbitrators under the United Nations Commission on International Trade Law (UNCITRAL) Arbitration Rules then in force (the "UNCITRAL Rules") in accordance with the following terms and conditions:


               (i) In the event of any conflict between the UNCITRAL Rules and the provisions of this Agreement, the provisions of this Agreement shall prevail.

                                                            Page 57 of 110 Pages

               (ii) The place of the arbitration shall be New York, New York, United States of America.


               (iii) Where there is only one claimant  party and one  respondent party, each shall appoint one arbitrator in accordance with the UNCITRAL Rules, and the two arbitrators so appointed shall appoint the third (and presiding) arbitrator in accordance with the UNCITRAL Rules within thirty (30) days from the appointment of the second arbitrator. In the event of an inability to agree on a third arbitrator, the appointing authority shall be the International Court of Arbitration of the International Chamber of Commerce, acting in accordance with such rules as it may adopt for this purpose. Where there is more than one claimant party, or more than one respondent party, all claimants and/or all respondents shall attempt to agree on their respective appointment(s). In the event that all claimants and all respondents cannot agree upon their respective appointment(s) within thirty (30)
         Business Days of the date of the notice of arbitration, all appointments shall be made by the Chairman of the International Court of Arbitration of the International Chamber of Commerce.


               (iv) The English language shall be used as the written and spoken
         language  for  the  arbitration  and  all  matters   connected  to  the
         arbitration.

               (v) The arbitrators shall have the power to grant any remedy or relief that they deem just and equitable and that is in accordance with the terms of this Agreement, including specific performance, and including, but not limited to, injunctive relief, whether interim or final, and any such relief and any interim, provisional or conservatory measure ordered by the arbitrators may be specifically enforced by any court of competent jurisdiction. Each Party retains the right to seek interim, provisional or conservatory measures from judicial authorities and any such request shall not be deemed incompatible with the agreement to arbitrate or a waiver of the right to arbitrate.


               (vi) The award of the arbitrators shall be final and binding on the Parties.


               (vii) The award of the arbitrators may be enforced by any court of competent jurisdiction and may be executed against the person and assets of the losing party in any competent jurisdiction.


         (b) Except for arbitration proceedings pursuant to Section 7.10(a), no action, lawsuit or other proceeding (other than the enforcement of an arbitration decision, an action to compel arbitration or an application for injunctive relief or other interim, provisional or conservatory measures in connection with the arbitration) shall be brought by or between the Parties in connection with any matter arising out of or in connection with this Agreement.


         (c) Each Party other than CIG irrevocably appoints CT Corporation System, located on the date hereof at 111 Eighth Avenue, 13th Floor, New York, New York 10011, USA, and CIG irrevocably appoints Capital International Research, Inc., located on the date hereof at 630 Fifth Avenue, 36th Floor, New York, New York 10111, USA, Attn: General Counsel, as its true and lawful agent and attorney to accept and acknowledge service of any and all process against it in any judicial action, suit or proceeding permitted by this Section 7.10, with the same effect as if such Party were a resident of the State of New York and had been lawfully served with such process in such jurisdiction, and waives all claims of error by reason of such service, provided that the Party effecting such service shall also deliver a copy

                                                            Page 58 of 110 Pages


thereof on the date of such service to the other Parties by facsimile as specified in Section 7.8. Each Party will enter into such agreements with such agent as may be necessary to constitute and continue the appointment of such agent hereunder. In the event that any such agent and attorney resigns or otherwise becomes incapable of acting, the affected Party will appoint a successor agent and attorney in New York reasonably satisfactory to each other party, with like powers. Each Party hereby irrevocably submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City, in connection with any such action, suit or proceeding, and agrees that any such action, suit or proceeding may be brought in such court, provided, however, that such consent to jurisdiction is solely for the purpose referred to in this
Section 7.10 and shall not be deemed to be a general submission to the jurisdiction of said courts of or in the State of New York other than for such purpose. Each Party hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum. Nothing herein shall affect the right of any Party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any other Party in any other jurisdiction in a manner not inconsistent with this Section 7.10.


         (d) Each Party hereby represents and acknowledges that it is acting solely in its commercial capacity in executing and delivering this Agreement and in performing its obligations hereunder, and each such Party hereby irrevocably waives with respect to all disputes, claims, controversies and all other matters of any nature whatsoever that may arise under or in connection with this Agreement and any other document or instrument contemplated hereby, all immunity it may otherwise have as a sovereign, quasi-sovereign or state-owned entity (or similar entity) from any and all proceedings (whether legal, equitable, arbitral, administrative or otherwise), attachment of assets, and enforceability of judicial or arbitral awards.


7.11     Counterparts; Language


         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement is being executed in both an English language version and a Russian language version. In the event of any discrepancy between the English language version and the Russian language version of this Agreement or any disagreement among the Parties as to the meaning or interpretation of any part of this Agreement, the English language version of this Agreement shall prevail.

                                                            Page 59 of 110 Pages




         IN WITNESS WHEREOF, the Parties have executed this Shareholders Agreement as of the date first written above.



                                             The Shareholders
                                             ----------------


                                             ALFA TELECOM LIMITED


                                             By_______________________
                                               Name:
                                               Title:


                                             NYE TELENOR EAST INVEST AS



                                             By_______________________
                                               Kjell Morten Johnsen
                                               Attorney-in-Fact


                                             OPEN JOINT STOCK COMPANY
                                             ROSTELECOM


                                             By_______________________
                                               Name:
                                               Title:


                                             CAPITAL INTERNATIONAL GLOBAL
                                             EMERGING MARKETS PRIVATE EQUITY
                                             FUND, L.P.

                                             By_______________________
                                               Name:
                                               Title:

                                                            Page 60 of 110 Pages



                                             FIRST NIS REGIONAL FUND SICAV



                                             By_______________________
                                               Name:
                                               Title:



                                             By_______________________
                                               Name:
                                               Title:


                                             CAVENDISH NOMINEES LIMITED



                                             By_______________________
                                               Name:
                                               Title:


                                             The Company
                                             -----------

                                             GOLDEN TELECOM, INC.


                                             By_______________________
                                               Alexander Vinogradov
                                               President and
                                               Chief Executive Officer

                                                            Page 61 of 110 Pages



                                                                      Schedule 1

       Shares held by Shareholders as of Effective Date


--------------------------------------------------------------------------------

Name of Shareholder            Type of Shares      No. of Shares
------------------------------ ------------------- -----------------------------


Alfa Telecom Limited           Common Stock        10,840,647
------------------------------ ------------------- -----------------------------


Nye Telenor East Invest AS     Common Stock        Such  number  of  Shares  as
                                                   are   delivered  to  Telenor
                                                   under  the  Share   Exchange
                                                   Agreement
------------------------------ ------------------- -----------------------------


OAO Rostelecom                 Common Stock        4,024,067
------------------------------------------------- ------------------------------


Capital International Global   Common Stock        2,166,405
Emerging Markets Private
Equity Fund, L.P.
------------------------------------------------- -------------------- ---------


Cavendish Nominees Limited     Common Stock        1,845,769
--------------------------------------------------------------------------------


First NIS Regional Fund        Common Stock        723,907
SICAV
--------------------------------------------------------------------------------

                                                            Page 62 of 110 Pages




                                                                 Schedule 2.1(d)

                     Consents and Approvals of Shareholders

As a condition to the consummation of the transactions contemplated by the Principal Agreements, Telenor must satisfy the requirements of the HSR Act (as defined in the Share Exchange Agreement).

                                                            Page 63 of 110 Pages



                                                                 Schedule 2.1(h)
                                      Liens



Alfa has entered into a Pledge Agreement dated September 12, 2001 (the "Alfa Pledge Agreement") between Alfa and OAO "Alfa-Bank", an open joint stock company organized under the laws of the Russian Federation ("Alfa Bank") in respect of the Shares owned by Alfa.

                                                            Page 64 of 110 Pages




                                                                 Schedule 2.1(i)

             Exceptions to Sole Power of Disposition of Shareholders



Under the terms of Section 8 of the Alfa Pledge Agreement, Alfa will require the consent of Alfa Bank in connection with Alfa's execution, delivery and performance of this Agreement. In addition, pursuant to Section 4.8(a)(iii) of this Agreement, Alfa must provide to the Shareholders a written acknowledgement that Alfa Bank agrees to the terms and conditions of Section 4.8.

                                                            Page 65 of 110 Pages




                                                                 Schedule 2.2(e)

                        Consents and Approvals of Company

As conditions to the consummation of the transactions contemplated by the Principal Agreements, the Company must obtain the approval of its stockholders, satisfy the requirements of the HSR Act (as defined in the Share Exchange Agreement), obtain the approval of the Ministry for Anti-Monopoly Policy and Support for Entrepreneurship of the Russian Federation, and notify Nasdaq concerning the issuance of the GTI Shares (as defined in the Share Exchange Agreement).

                                                            Page 66 of 110 Pages



                                                                       Exhibit A

                               Form of Endorsement


                                                                          [date]





         The undersigned, a transferee of Shares of Golden Telecom, Inc. (the "Company"), hereby agrees to the terms and conditions of [Section 3.5 (Tender Offers) of] the Shareholders Agreement dated as of August 19, 2003 (the "Shareholders Agreement", with terms defined in the Shareholders Agreement used herein as therein defined) between and among the Company, Alfa Telecom Limited, Nye Telenor East Invest AS, OAO Rostelecom, Capital International Global Emerging Markets Private Equity Fund, L.P., Cavendish Nominees Limited and First NIS Regional Fund SICAV, and [(a)] agrees to be fully bound by the terms and conditions of [Section 3.5 (Tender Offers) of] the Shareholders Agreement as if the undersigned were an original signatory thereto[.][, (b) makes as of the date hereof for the benefit of each of the other Parties to the Shareholders Agreement, each of the representations and warranties set forth in Section 2.1 of the Shareholders Agreement, (c) represents that it owns the beneficial interest in the Shares specified below and (d) agrees to deliver to each other Party to the Shareholders Agreement, as soon as practicable (and in any event not later than seven (7) days after the date hereof), an original copy of this Endorsement.]


                             [Name of Transferee]


                             By_____________________
                               Name:
                               Title:

Type and Number of Shares:





[________ shares of ____________ stock]







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